UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 12, 2006

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3442 Francis Road Suite 220
Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.03	Material Modification to Rights of Security Holders

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 7.01	Regulation FD Disclosure

SIGNATURE

EXHIBIT INDEX

Item 1.01.  Entry into a Material Definitive Agreement

The following agreements were entered into or adopted in connection with the consummation of the merger (the “Merger”) of Cellu Acquisition Corporation, a wholly owned subsidiary of Cellu Parent Corporation (“Cellu Parent”), a company controlled by Weston Presidio V, L.P. (“Weston Presidio”), with Cellu Paper Holdings, Inc. (“Cellu Paper”), the parent corporation of Cellu Tissue Holdings, Inc. (the “Company”):

Option Plan

On June 12, 2006, the Board of Directors of Cellu Parent adopted a 2006 Stock Option and Restricted Stock Plan (the “Plan”). The Plan provides the ability for the Plan administrator to make awards of options for shares of common stock of Cellu Parent and/or awards of restricted shares of common stock of Cellu Parent. A maximum of 8,095 shares of common stock of Cellu Parent may be delivered in satisfaction of awards under the Plan, determined net of shares of common stock withheld by Cellu Parent in payment of the exercise price of an award or in satisfaction of tax withholding requirements. Key employees and directors of, and consultants and advisors to, Cellu Parent or its affiliates who, in the opinion of the Plan administrator, are in a position to make a significant contribution to the success of the Cellu Parent and its affiliates are eligible to participate in the Plan. The foregoing description is qualified in its entirety by reference to the actual Plan, a copy of which is filed as Exhibit 10.1 to this Current Report.

Employment Agreements; Restricted Stock Award Agreements

The Company has entered into an employment agreement with Russell Taylor, dated June 12, 2006, pursuant to which Mr. Taylor will continue to serve as Chief Executive Officer and President of the Company. The agreement is for a term of four years, commencing on June 12, 2006, and will automatically extend for successive terms of one year each, unless either Mr. Taylor or the Company provides notice to the other at least sixty days prior to the expiration of the original or any extension term that the agreement is not to be extended. The agreement provides Mr. Taylor with an annual base salary of $475,000, a bonus opportunity of up to 100% of base salary (or such greater amount, if any, as may be approved by the Board of Directors of the Company in its discretion), and severance and benefits continuation in the event of his death or disability, in the event he is terminated without cause, in the event he resigns for good reason, or in the event of non-renewal of the agreement by the Company. The agreement also provides that, during the term and for a period of one year after the end of the term, the Company will pay the premium for a term life insurance policy covering Mr. Taylor in the amount of $1,000,000. The agreement includes a non-competition and non-solicitation covenant by Mr. Taylor that extends during the term of his employment and for two years thereafter. The agreement also provides that Mr. Taylor will receive an award of restricted shares of Cellu Parent’s common stock (the “Shares”) pursuant to the Plan and a Restricted Stock Award Agreement, the form of which is attached as an exhibit to the agreement. On June 12, 2006, Cellu Parent awarded Mr. Taylor 3,778 Shares. The Shares are subject to vesting in accordance with the following vesting schedule:  (1) 25% of the Shares are vested on and after June 12, 2007; (2) an additional 25% of the Shares are vested on and after June 12, 2008;  (3) an additional 25% of the Shares are vested on and after June 12, 2009; and (4) an additional 25% of the Shares are vested on and after June 12, 2010. No shares will vest on any vesting date unless Mr. Taylor is then, and since the date of the award has continuously been, employed by Cellu Parent or its subsidiaries. If Mr. Taylor ceases to be employed by Cellu Parent and its subsidiaries, any then outstanding and unvested Shares will be automatically and immediately forfeited, unless employment ceases due to death or disability, in which case fifty percent (50%) of the Shares that are not then already vested will vest or unless employment ceases by reason of Cellu Parent’s election not to renew the employment agreement (and, at the time of such election, there exists no Cause for the termination (as defined in the agreement)), in which case one hundred percent (100%) of the Shares that are not then already vested will vest.

The Company has entered into an employment agreement with Dianne Scheu, dated June 12, 2006, pursuant to which Ms. Scheu will continue to serve as Chief Financial Officer of the Company. The agreement is for a term of four years, commencing on June 12, 2006, and will automatically extend for successive terms of one year each, unless either Ms. Scheu or the Company provides notice to the other at least sixty days prior to the expiration of the original or any extension term that the agreement is not to be extended. The agreement provides Ms. Scheu with an annual base salary of $230,000, a bonus opportunity of up to 100% of base salary (or such greater amount, if any, as may be approved by the Board of Directors of the Company in its discretion), and severance and benefits continuation in the event of her death or disability, in the event she is terminated without cause, in the event she resigns for good reason, or in the event of non-renewal of the agreement by the Company. The agreement also provides that, during the term and for a period of one year after the end of the term, the Company will pay the premium for a term life insurance policy covering Ms. Scheu in the amount of $1,000,000. The agreement includes a non-competition and non-solicitation covenant by Ms. Scheu that extends during the term of her employment and for two years thereafter. The agreement also provides that Ms. Scheu will receive an award of Shares pursuant to the Plan and a Restricted Stock Award Agreement, the form of which is attached as an exhibit to the agreement. On June 12, 2006, Cellu Parent awarded Ms. Scheu 1,349 Shares. The vesting and forfeiture terms applicable to Ms. Scheu’s award are the same as those applicable to Mr. Taylor’s award and described above.

The Company has entered into an employment agreement with Steven Ziessler, dated June 12, 2006, pursuant to which Mr. Ziessler will continue to serve as Chief Operating Officer of the Company. The agreement is for a term of four years, commencing on June 12, 2006, and will automatically extend for successive terms of one year each, unless either Mr. Ziessler or the Company provides notice to the other at least sixty days prior to the expiration of the original or any extension term that the agreement is not to be extended. The agreement provides Mr. Ziessler with an annual base salary of $250,000, a bonus opportunity of up to 100% of base salary (or such greater amount, if any, as may be approved by the Board of Directors of the Company in its discretion), and severance and benefits continuation in the event of his death or disability, in the event he is terminated without cause, in the event he resigns for good reason, or in the event of non-renewal of the agreement by the Company. The agreement also provides that, during the term and for a period of one year after the end of the term, the Company will pay the premium for a term life insurance policy covering Mr. Ziessler in the amount of $1,000,000. The agreement includes a non-competition and non-solicitation covenant by Mr. Ziessler that extends during the term of his employment and for two years thereafter. The agreement also provides that Mr. Ziessler will receive an award of Shares pursuant to the Plan and a Restricted Stock Award Agreement, the form of which is attached as an exhibit to the agreement. On June 12, 2006, Cellu Parent awarded Mr. Ziessler 1,349 Shares. The vesting and forfeiture terms applicable to Mr. Ziessler’s award are the same as those applicable to Mr. Taylor’s award and described above.

Management Agreement

On June 12, 2006, the Company, Cellu Parent, and Cellu Acquisition Corporation entered into a Management Agreement with Weston Presidio Service Company, LLC (“Weston Presidio Service Company”), pursuant to which Weston Presidio Service Company has agreed to provide the Company with certain management, consulting and financial and other advisory services. Weston Presidio Service Company is an affiliate of Weston Presidio, which is the controlling shareholder of Cellu Parent, which is the sole shareholder of the Company’s parent corporation, Cellu Paper. In consideration for such services, the Company, Cellu Parent and Cellu Acquisition Corporation have jointly and severally agreed to pay Weston Presidio Service Company an annual fee of $450,000, to be paid in equal quarterly installments, and to reimburse expenses of Weston Presidio Service Company and its affiliates. In addition, in connection with the consummation of the Merger and as required by the Management Agreement, the Company paid Weston Presidio Service Company a fee in the amount of $2,000,000. The Management Agreement expires on June 12, 2016 but will be automatically extended on each anniversary of such date for an additional year unless one of the parties provides written notice of its desire not to automatically extend the term at least 90 days prior to such anniversary. Weston Presidio Service Company may terminate the Management Agreement upon not less than 10 days written notice to the Company, and the Management Agreement will terminate upon the consummation of an initial public offering or a change of control. The Management Agreement also provides that the Company, Cellu Parent and Cellu Acquisition Corporation will jointly and severally indemnify Weston Presidio Service Company and its affiliates and their related persons from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses incurred as a result of, arising out of, or in any way relating to the Management Agreement, the services provided under the Management Agreement, the Merger or its equity interest in and ownership of the Company or Cellu Parent, except for any such indemnified liabilities arising on account of gross negligence or willful misconduct of the party seeking indemnification. If and to the extent that indemnification may be unavailable or unenforceable for any reason, the Company, Cellu Parent and Cellu Acquisition Corporation agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law. The foregoing description is qualified in its entirety by reference to the actual Management Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report.

Credit Agreement

The Company entered into a Credit Agreement, dated as of June 12, 2006 (the “Credit Agreement”), among the Company, as U.S. Borrower, Interlake Acquisition Corporation Limited, a subsidiary of the Company, as Canadian Borrower, Cellu

Paper, the other loan guarantors party thereto, JPMorgan Chase Bank, N.A., as U.S. Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the other lenders party thereto.

The Credit Agreement provides for a $35.0 million working capital facility, including a letter of credit sub-facility and swing-line loan sub-facility. The Credit Agreement provides that amounts under the facility may be borrowed, repaid and re-borrowed, subject to a borrowing base test, until the maturity date, which is June 12, 2011. An amount equal to $32.0 million is available, in U.S. dollars, to the U.S. Borrower under the facility, and an amount equal to $3.0 million is available, in U.S. or Canadian dollars, to the Canadian Borrower under the facility.

Amounts borrowed by the U.S. Borrower under the facility initially bear interest, at its option, at a rate per annum equal to: (1) the base rate (as defined in the Credit Agreement), plus an applicable margin, or (2) the Eurodollar rate (as defined in the Credit Agreement), plus an applicable margin. Amounts borrowed by the Canadian Borrower under the facility initially bear interest, at its option, at a rate per annum equal to: (1) the Canadian base rate (as defined in the Credit Agreement), plus an applicable margin, (2) the Canadian prime rate (as defined in the Credit Agreement), plus an applicable margin, or (3) the Eurodollar rate (as defined in the Credit Agreement), plus an applicable margin. The U.S. Borrower and Canadian Borrower also are obligated to pay a commitment fee equal to 0.30% per annum in respect of any unused amounts under the facility. Beginning on the date on which the Company delivers financial statements for the fiscal quarter ending August 31, 2006, the applicable margins for the facility are subject to adjustment based upon the Company’s net leverage ratio. During the continuance of a payment or bankruptcy default, overdue principal bears interest at a rate per annum equal to the then applicable interest rate plus 2.00% per annum and other overdue amounts bear interest at a rate per annum equal to the base rate (as defined in the Credit Agreement), plus the applicable margin, plus 2.00%.

All of the obligations of the U.S. Borrower and the Canadian Borrower under the facility are fully and unconditionally guaranteed jointly and severally by Cellu Paper and all of the Company’s present and certain of its future domestic subsidiaries. The facility is secured by a first-priority security interest in all of the Company’s and its domestic and Canadian subsidiaries’ inventory and accounts receivable, and proceeds therefrom, and a second-priority security interest in all other collateral, subject, in each case to prior and permitted liens (including liens granted to the Trustee as collateral agent for the holders of the Notes) and any excluded collateral. The U.S. Administrative Agent and the Canadian Administrative Agent are parties to an Amended and Restated Intercreditor Agreement dated as of June 12, 2006, together with the Company, Cellu Paper, the Trustee and The CIT Group/Business Credit, Inc., which sets forth the respective rights and priorities of the U.S. Administrative Agent and the Canadian Administrative Agent, on the one hand, and the Trustee, on the other hand, as to the collateral securing the working capital facility and the Notes.

The facility contains various affirmative and negative covenants customary for similar working capital facilities, as well as a fixed charge coverage ratio financial covenant that the Company will be required to comply with if availability under the facility is below a specified level for a specified period of time. The negative covenants include limitations on: indebtedness; liens; acquisitions, mergers and consolidations; investments; guarantees; asset sales; sale and leaseback transactions; dividends and distributions; transactions with affiliates; and prepayments of other debt, including the Notes.

The facility also contains customary events of default, including: payment defaults; breaches of representations and warranties; covenant defaults; cross-defaults to certain other debt, including the Notes; certain events of bankruptcy and insolvency; judgment defaults; certain defaults related to the Employee Retirement Income Security Act of 1974, as amended; and a change of control of the Company or Cellu Paper. The foregoing description is qualified in its entirety by reference to the actual Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report.

First Supplemental Indenture

Reference is made to Item 3.03 and the description of the First Supplemental Indenture therein, which is hereby incorporated by reference into this Item 1.01.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01 and the description of the Credit Agreement therein, which is hereby incorporated by reference into this Item 2.03.

Item 3.03   Material Modification to Rights of Security Holders

The Company solicited and received from the holders of its $162,000,000 in aggregate principal amount of outstanding 9¾% Senior Secured Notes due 2010 (the “Notes”) the consent of each holder to certain amendments to the Indenture, dated as of March 12, 2004 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and The Bank of New York Trust Company, N.A. (the “Trustee”), as successor trustee to The Bank of New York, under which the Notes were issued, and the waiver by each holder of the requirement that the Company make a Change of Control Offer (as defined in the Indenture) to such consenting holder as a result of the Merger.

On June 12, 2006, the Company accepted the consents and the amendments to the Indenture provided in the First Supplemental Indenture, dated as of June 2, 2006 (the “First Supplemental Indenture”), became operative. The amendments (1) provide that the Company may pay cash dividends to its parent corporation, Cellu Paper, in an aggregate amount not to exceed $20.0 million, or a lesser amount that is based on a multiple of annual earnings in excess of $40.0 million, to enable Cellu Paper to make certain contingent earn out payments and other payments that may be required with respect to purchase price adjustments with respect to the Merger, (2) provide that certain consulting and management fees may be paid to an affiliate of Weston Presidio, and (3) provide that certain dispositions of capital stock of Cellu Tissue or Cellu Paper by Weston Presidio or its affiliates following consummation of the Merger will constitute a Change of Control (as defined in the Indenture) that requires Cellu Tissue to make a Change of Control Offer to the holders. The foregoing description is qualified in its entirety by reference to the actual First Supplemental Indenture, a copy of which is filed as Exhibit 10.4 to this Current Report

Item 5.01   Change in Control of Registrant

Effective as of June 12, 2006, an indirect change of control of the Company occurred upon the effective time of the Merger. As a result of the Merger, Weston Presidio owns approximately 93% of the issued and outstanding shares of capital stock of Cellu Parent, the parent corporation of Cellu Paper, excluding any outstanding awards of shares of restricted stock. The total consideration in the Merger, including the assumption of debt, is approximately $205 million, subject to adjustment for working capital and actual net cash at closing versus agreed upon targets and for certain tax benefits that the Company may realize. In addition, total consideration is subject to adjustment for up to an additional $35 million in contingent earn out consideration based upon the achievement of certain financial targets. Prior to the consummation of the Merger, the Company’s controlling stockholder was Charterhouse Equity Partners III, L.P.

In connection with the Credit Agreement, Cellu Paper has pledged 100% of the issued and outstanding capital stock of the Company to the Administrative Agent to secure its guaranty obligations under the Credit Agreement.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 12, 2006, William Landuyt informed the Company of his resignation, effective as of the effective time of the Merger, from the Board of Directors of the Company and each of its subsidiaries, and from any officer position he may hold with the Company or any of its subsidiaries. Mr. Landuyt also served as a member of the Company’s Audit Committee and Compensation Committee. Mr. Landuyt’s decision results from the Merger and is not the result of any disagreement with the Company.

On June 12, 2006, Merril M. Halpern informed the Company of his resignation, effective as of the effective time of the Merger, from the Board of Directors of the Company and each of its subsidiaries, and from any officer position he may hold with the Company or any of its subsidiaries. Mr. Halpern’s decision results from the Merger and is not the result of any disagreement with the Company.

On June 12, 2006, Paul Mullan informed the Company of his resignation, effective as of the effective time of the Merger, from the Board of Directors of the Company and each of its subsidiaries, and from any officer position he may hold with the Company or any of its subsidiaries. Mr. Mullan also served as a member of the Company’s Audit Committee and Compensation Committee. Mr. Mullan’s decision results from the Merger and is not the result of any disagreement with the Company.

Effective June 12, 2006, the Company’s sole shareholder, Cellu Paper, appointed Mr. R. Sean Honey to serve on its Board of Directors.

Effective June 13, 2006, the Company’s sole shareholder, Cellu Paper, appointed Mr. David Ferguson to serve on its Board of Directors.

Item 7.01   Regulation FD Disclosure

On June 12, 2006, the Company issued a press release announcing that Weston Presidio and Cellu Paper, the parent corporation of the Company, completed the acquisition of Cellu Paper by Weston Presidio through a merger of Cellu Paper with a company controlled by Weston Presidio and that, in connection with the Merger, the Company solicited consents with respect to its Notes, consents were received with respect to 100% of the aggregate outstanding principal amount of the Notes and the Company has accepted all of the consents delivered in the consent solicitation and will pay to the consenting Note holders a consent fee of $40 per $1,000 principal amount of Notes for which they delivered a consent. A copy of the press release is being furnished as Exhibit 99.1 hereto.

Item 9.01   Financial Statements and Exhibits

The following are being furnished as exhibits to this Current Report on Form 8-K:

(d)   Exhibits

10.1	Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan.

10.2	Management Agreement, dated June 12, 2006, by and among Cellu Parent Corporation, Cellu Acquisition Corporation, the Company and Weston Presidio Service Company, LLC.

10.3

Credit Agreement, dated as of June 12, 2006, among Cellu Paper, the Company, as U.S. Borrower, Interlake Acquisition Corporation Limited, a subsidiary of the Company, as Canadian Borrower, the loan guarantors party thereto, JPMorgan Chase Bank, N.A., as U.S. Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the lenders party thereto.

10.4	First Supplemental Indenture, dated as of June 2, 2006, by and among the Company, the subsidiary guarantors, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York.

99.1

Release, dated June 12, 2006, “Weston Presidio Completes Acquisition of Cellu Paper Holdings, Inc. and Cellu Tissue Holdings, Inc. Accepts Consents Delivered in the Consent Solicitation with Respect to its 9.75% Senior Secured Notes due 2010.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: June 16, 2006	By:	/s/ Dianne M. Scheu
Ms. Dianne M. Scheu
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

10.1	Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan.

10.2	Management Agreement, dated June 12, 2006, by and among Cellu Parent Corporation, Cellu Acquisition Corporation, the Company and Weston Presidio Service Company, LLC.

10.3

Credit Agreement, dated as of June 12, 2006, among Cellu Paper, the Company, as U.S. Borrower, Interlake Acquisition Corporation Limited, a subsidiary of the Company, as Canadian Borrower, the loan guarantors party thereto, JPMorgan Chase Bank, N.A., as U.S. Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the lenders party thereto.

10.4	First Supplemental Indenture, dated as of June 2, 2006, by and among the Company, the subsidiary guarantors, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York.

99.1

Release, dated June 12, 2006, “Weston Presidio Completes Acquisition of Cellu Paper Holdings, Inc. and Cellu Tissue Holdings, Inc. Accepts Consents Delivered in the Consent Solicitation with Respect to its 9.75% Senior Secured Notes due 2010.”